EXHIBIT 21.1

Subsidiaries of Registrant

Property Name	State Organization
Lightstone Value Plus REIT, LP	Delaware
LVP Gulf Coast Industrial Portfolio	Delaware
LVP 120 Mallard LLC	Delaware
LVP 100 James LLC	Delaware
LVP 150 Canvasback LLC	Delaware
LVP 107 Mallard LLC	Delaware
LVP 143 Mallard LLC	Delaware
LVP 150 Teal LLC	Delaware
LVP 520 Elmwood Park LLC	Delaware
LVP 11301 Industriplex	Delaware
LVP 1141 Industriplex LLC	Delaware
LVP 6565 Exchequer LLC	Delaware
LVP 7042 Alamos Downs LLC	Delaware
Light 5405 Bandera LLC	Delaware
Light 1700 Grandstand LLC	Delaware
LVP 7402 Reindeer LLC	Delaware
Lake Jackson Crossing Limited Partnership	Texas
Whitfield Sarasota LLC	Delaware
TLG Hotel Acquisitions, LLC	Delaware
ESD # 5050 Houston – Katy Freeway, LLC	Delaware
ESD # 5051 Houston – Sugar Land, LLC	Delaware
LVP Acquisitions Corp	Delaware
LVP Timber Creek LLC	Delaware
LVP Wendover LLC	Delaware
LVP Mallard Parking LLC	Delaware
LVP Oakview Strip Center LLC	Delaware
LVP Oakview Strip Center II LLC	Delaware
LVP Camden Multi Family Portoflio, LLC	Delaware
Carriage Hill MI LLC	Delaware
Carriage Park MI LLC	Delaware
MaComb Manor MI LLC	Delaware
Scotsdale MI LLC	Delaware
LVP Michigan MultiFamily Portfolio	Delaware
LVP St. Augustine Outlets LLC	Delaware
LVP 1407 Broadway LLC	Delaware
PRO DFJV Holdings, LLC	Delaware
LVP Everson Pointe, LLC	Delaware
LVP Metairie, LLC	Delaware
LVP Metairie Holding Corp.	Delaware
LVP Metairie JV, LLC	Delaware
LVP CP Boston, LLC	Delaware
LVP CP Boston Holding Corp.	Delaware
LVP CP Boston Holdings, LLC	Delaware
1407 Broadway Mezz II LLC *	Delaware
Prime Retail Property Management, LLC	Delaware
Livermore Valley Holdings, LLC	Delaware
Prime Development Management Services Inc.	Maryland
Grand Prairie Holdings, LLC	Delaware
PRLP Minerals Holding, LLC	Delaware
PRLP Minerals GP, LLC	Texas
Grand Prairie Development, LLC	Delaware
Prime Outlets Livermore Valley, LLC (f/k/a BBPL Development, LLC)	Delaware
PRLP Minerals, LP	Texas
Prime Outlets at Grand Prairie Limited Partnership	Texas

* Lightstone Value Plus REIT, LP owns a percentage interest in these entities.